UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2011

Green Star Alternative Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53627	88-0492010
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1328 W. Balboa Blvd., Suite C, Newport Beach, CA		92661
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 903-0468

1660 Hotel Circle North, Suite 207, San Diego, CA 92108-2808
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 31, the Registrant and Mr. Stoppenhagen entered into a Consulting, Confidentiality and Proprietary Rights Agreement pursuant to which the Registrant engaged Mr. Stoppenhagen to provide financial duties required to maintain a public shell and services as the Registrant’s interim sole director and officer.  Mr. Stoppenhagen receives a monthly fee of $4,000 in consideration of the services described above. A copy of the Consulting, Confidentiality and Proprietary Rights Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective December 31, 2010, Jesse M. DeCastro terminated his employment agreement between the Green Star Alternative Energy, Inc.  (the “Company”) and himself. The Company agreed to the termination.

Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 19, 2011, De Castro Investments Inc. (“De Castro”), and Verdad Telecom, Inc., a Nevada corporation (the “Purchaser”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which De Castro (collectively, the “Seller”) will sell to the Purchaser, and the Purchaser will purchase from the Seller, an aggregate of 34,900,000 shares of Common Stock (the “Shares”), which Shares represent 55.1% of the issued and outstanding shares of Common Stock and Seller’s debt and liabilities.  The Closing occurred on January 30, 2011.  The Purchaser paid the aggregate purchase price for the Shares with personal funds.  There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

At the Closing, Jesse De Castro resigned as the Registrant’s sole director, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer, and Eric Stoppenhagen, age 37, was elected as the Registrant’s sole director, President, Chief Financial Officer and Secretary, to serve in such capacities until his successors are duly elected and qualified.  Mr. Stoppenhagen provides financial and management services to small to medium-sized companies that either are public or desire to become public. He provides temporary CFO services to these companies, which includes as transaction advice, preparation of security filings and advice regarding compliance with corporate governance requirements. Mr. Stoppenhagen has more than ten years of financial experience having served in an executive capacity for several public and private companies; including as Vice President of Finance  and subsequently Interim President of Trestle Holdings, Inc. from 2003 to 2009; Interim President, CFO, and Director of Catalyst Lighting Group, Inc. from 2010 to present, President, CFO, and Director of Mammatech, Inc. from 2010 to present, CFO of Mimvi, Inc. from 2010 to present Interim President of WoozyFly, Inc. from 2009 to 2010; Interim President of Trist Holdings, Inc. from 2007 to 2010; CFO and Director of AuraSource, Inc. from 2008 to present; CFO of GetFugu, Inc. in 2009; and, CFO of Jardinier Corp. from 2007 to 2008. Mr. Stoppenhagen is a Certified Public Accountant and holds a Juris Doctorate and Masters of Business Administration both from George Washington University. Additionally, he holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting both from Indiana University.

Immediately following the Closing, the beneficial ownership of the Registrant’s common stock for (i) persons who beneficially own more than 5%; (ii) persons who are directors and executive officers; and (iii) all directors and executive officers a group, was as follows:

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Verdad Telecom, Inc. (1) 1328 W. Balboa Blvd. Newport Beach, CA 92661	34,900,000	55.1%
Eric P. Stoppenhagen (1) 1328 W. Balboa Blvd. Suite C Newport Beach, CA 92661	34,900,000	55.1%
All Directors and Officers as a Group (1 individual)	34,900,000	55.1%

(1)
Eric Stoppenhagen has voting and investment control over the securities owned by Verdad Telecom, Inc. and therefore Eric Stoppenhagen may be deemed a beneficial owner of the 34,900,000 shares of common stock owned by Woodman.

(2)	At the Closing, Mr. Stoppenhagen became the sole director, President, Chief Financial Officer and Secretary of the Company.
There are no arrangements known to the Registrant, the operation of which may at a subsequent date result in a change in control of the Registrant.

None of the newly appointed directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Until further determination by the Board, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

10.1	Consulting, Confidentiality and Proprietary Rights Agreement between Eric Stoppenhagen and Green Star Alternative Energy dated January 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREEN STAR ALTERNATIVE ENERGY, INC.

Date: February 1, 2011	By:	/s/ Eric Stoppenhagen
Name: Eric Stoppenhagen
Title: President and Chief Financial Officer